                               FIRST AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT

     FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT,  executed on the 29th day of March,  2006, to be effective on the 30th day of March,  2006 (the "Effective
Date"), by and among Blonder Tongue  Laboratories,  Inc., a Delaware corporation
("BTL"),  BDR Broadband,  LLC, a Delaware limited liability company ("BDR") (BTL and BDR are each, a  "Borrower"  and  collectively,  the  "Borrowers"),  Blonder
Tongue  Investment  Company,  a  Delaware  corporation  "BTIC"),  National  City
Business Credit,  Inc., an Ohio  corporation  (the "Lender"),  and National City
Bank of  Pennsylvania,  a  national  banking  association,  as the  Issuer  (the
"Issuer") (this "First Amendment").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit and Security Agreement,  effective
December 29, 2005, by and among the Borrowers, the Guarantors party thereto, the
Lender and the Issuer (the "Credit Agreement"),  the Lender, among other things, extended  to the  Borrowers a (i)  revolving  credit  facility in the  aggregate principal  amount not to exceed Ten Million and 00/100 Dollars  ($10,000,000.00)
and (ii) a term loan facility in the original  principal amount of Three Million
Five Hundred Thousand and 00/100 Dollars ($3,500,000.00); and

     WHEREAS,  the Borrowers  desire to amend  certain  provisions of the Credit
Agreement,  and the  Lender  and the  Issuer  desire to permit  such  amendments pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises contained herein and other valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. All  capitalized  terms  used  herein  which are  defined  in the Credit
Agreement shall have the same meaning herein as in the Credit  Agreement  unless the context clearly indicates otherwise.

     2. Section 1.01 of the Credit  Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

                    "Covenant  Compliance Date" shall mean the date on which the
               Lender  receives  a  certificate  of BTL  signed  by BTL's  Chief
               Financial  Officer  pursuant  to  Section  9.8 of this  Agreement demonstrating, among other things, compliance with Section 6.5 of this  Agreement  as of the end of such  fiscal  quarter  and such certificate shall constitute the second  consecutive  certificate received by the Lender demonstrating  compliance with Section 6.5
               (i.e., Section 6.5 shall have been complied with as of the end of two (2) consecutive fiscal quarters).

     3. Section 1.01 of the Credit  Agreement is hereby  amended by amending and restating the definitions of "EBITDA" and "Contract Rate" as follows:

                    "EBITDA"  shall  mean for any  fiscal  period the sum of (i)
               Earnings  Before  Interest and Taxes for such  period,  plus (ii)
               depreciation expenses of BTL and its Subsidiaries determined on a consolidated  basis  for such  period,  plus  (iii)  amortization expenses of BTL and its Subsidiaries determined on a consolidated basis,  plus (iv) non-cash  charges  incurred with respect to the granting  of  options  to  acquire  the  stock  of  BTL  and  its
               Subsidiaries  determined on a consolidated  basis,  each for such period in  accordance  with  GAAP;  provided,  however,  that the amount  permitted to be added pursuant to subsection (iv) of this definition shall not exceed Two Hundred Fifty Thousand and 00/100
               Dollars ($250,000.00) for such period.

                    "Contract  Rate" shall mean,  as  applicable,  the Revolving
               Interest Rate or the Term Loan Rate; provided, however, that from and  including  March 30, 2006 through and including the Covenant
               Compliance  Date, the "Contract  Rate" shall mean, as applicable, the  Revolving  Interest  Rate plus one  quarter  of one  percent
               (0.25%)  or the Term Loan Rate plus one  quarter  of one  percent
               (0.25%).

     4. Section 2.1(a) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

                    Subject  to the  terms  and  conditions  set  forth  in this
               Agreement  including,  without  limitation,  Section 2.1(b),  the
               Lender will make Revolving Advances to the Borrowers in aggregate amounts  outstanding  at any time  equal to the lesser of (x) the
               Maximum  Revolving  Advance  Amount less the aggregate  amount of outstanding  Letters of Credit or (y) an amount  equal to the sum of:

                    (i)  up  to  eighty-five  percent  (85%),   subject  to  the
               provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                    (ii) up to the lesser of (A)  eighty-five  percent  (85%) of the Gross Orderly Liquidation Value (expressed as a percentage of cost based on the most recent  inventory  appraisal)  of Eligible
               Inventory,  subject to the  provisions  of Section  2.1(b) hereof
               (the "Inventory Advance Rate") (the Receivables  Advance Rate and
               the  Inventory  Advance  Rate  are  collectively,   the  "Advance
               Rates"),  or (B) Three  Million Five Hundred  Thousand and 00/100
               Dollars ($3,500,000.00) in the aggregate at any one time, plus

                    (iii) One Million  Four Hundred  Seventy One  Thousand  Four
               Hundred and 00/100 Dollars  ($1,471,400.00);  provided,  however, that for each fiscal  quarter  ending  after the Closing Date the amount set forth in this Section  2.1(a)(y)(iii)  shall reduce by the Eligible Rights of Entry Amortization Amount, minus

                    (iv) the aggregate amount of outstanding  Letters of Credit, minus

                    (v) from and including  March 30, 2006 through and including the Covenant  Compliance  Date, Five Hundred  Thousand and 00/100
               Dollars ($500,000.00), minus

                    (vi) such reserves as the Lender may reasonably  deem proper and necessary from time to time.

                    The amount derived from the sum of Sections 2.1(a)(i),  (ii)
               and (iii) minus the sum of Section  2.1(a) (iv),  (v) and (vi) at any time  and  from  time to time  shall  be  referred  to as the
               "Formula Amount".

                    Revolving Advances shall be evidenced by one or more secured promissory  notes  (collectively,  the  "Revolving  Credit Note")
               substantially in the form attached hereto as Exhibit 2.1(a).

     5.  Section  3.2(a)(y)  of the Credit  Agreement  is hereby  deleted in its entirety and in its stead is inserted the following:

                    (y) to the Lender, a fee for each Letter of Credit,  for the period  from and  excluding  the date of  issuance of same to and including  the date of expiration  or  termination,  equal to the average  daily face amount of each  outstanding  Letter of Credit multiplied  by two and one  quarter of one  percent  (2.25%)  per annum (provided, however, that from and including March 30, 2006, through and including  the Covenant  Compliance  Date,  such fees shall  be  equal  to  the  average  daily  face  amount  of  each outstanding  Letter of Credit  multiplied  by two and one half of one percent (2.5%)),  such fee to be calculated on the basis of a three  hundred sixty (360) day year for the actual number of days elapsed and to be payable  monthly in arrears on the first day of each calendar month and on the last day of the Term and

     6. Effective as of December 31, 2005,  Section 6.5 of the Credit  Agreement
is hereby deleted in its entirety and in its stead is inserted the following:

                    6.5 Fixed Charge Coverage Ratio.

                    Maintain  a Fixed  Charge  Coverage  Ratio  (for BTL and its
               Subsidiaries  on a  consolidated  basis) of not less than 1.10 to
               1.00  calculated  as of the last day of the fiscal  month  ending
               June 30,  2006,  for the period  from the  beginning  of the then current  fiscal year through and including the end of such fiscal month,  and as of the last day of each  fiscal  month  thereafter through and including  December 31, 2006, for the period from the beginning of the then current  fiscal year through and  including
               the  end  of  such  fiscal  month.   Notwithstanding   any  other
               provisions of this Agreement to the contrary, so long as no Event of Default has occurred and is continuing,  effective  January 1,
               2007,  the Loan Parties  shall  maintain a Fixed Charge  Coverage
               Ratio (for BTL and its  Subsidiaries on a consolidated  basis) of not less than 1.10 to 1.00  calculated  as of the last day of the fiscal quarter ending March 31, 2007, for the period equal to the four (4) consecutive  fiscal quarters then ending,  and as of the last day of each fiscal quarter thereafter,  for the period equal to the four (4) consecutive fiscal quarters then ending.

     7. The provisions of Sections 2 through 6 of this First Amendment shall not become  effective until the Lender has received the following,  each in form and substance acceptable to the Lender:

          (a) this First Amendment, duly executed by each Loan Party, the Lender and the Issuer;

               (b) the Lender has  received  an  amendment  fee in the amount of
          Twenty-Five Thousand and 00/100 Dollars ($25,000.00); and

                    (c) such other  documents as may be reasonably  requested by the Lender.

     8. Each Loan Party hereby reconfirms and reaffirms all  representations and warranties,  agreements  and  covenants  made by it  pursuant  to the  terms and conditions  of the  Credit  Agreement  and the Other  Documents,  except as such representations  and  warranties,  agreements and covenants may have  heretofore been  amended,  modified  or waived in  writing  in  accordance  with the Credit
Agreement or the Other Documents, as applicable.

     9. Each Loan Party  acknowledges  and agrees that each and every  document, instrument or agreement,  if any,  which at any time has secured  payment of the
Obligations  including,  but not  limited  to,  (i) the Credit  Agreement,  (ii)
Blocked Account Agreements, (iii) each Guaranty, (iv) the Pledge Agreements, (v)
the Intellectual Property Security Agreement, (vi) the Mortgage, (vii) the Lease
Assignment,  and (vii) all UCC-1  financing  statements  executed in  connection therewith, hereby continue to secure prompt payment when due of the Obligations.

     10. Each Loan Party hereby  represents  and warrants to the Lender that (i)
such Loan Party has the legal power and  authority  to execute and deliver  this
First  Amendment;  (ii) the  officers  of such Loan Party  executing  this First
Amendment  have each been duly  authorized  to execute  and  deliver  this First
Amendment and all other documents executed in connection  herewith and bind such
Loan  Party  with  respect  to the  provisions  hereof  and  thereof;  (iii) the execution  and  delivery  hereof by such  Loan  Party  and the  performance  and observance by such Loan Party of the provisions  hereof and all other  documents executed  or to be  executed  herewith,  do not  violate  or  conflict  with the organizational  documents of such Loan Party or any Law  applicable to such Loan
Party or result in a breach of any  provision of or  constitute a default  under any other agreement or instrument or order, writ, judgment, injunction or decree to which  such  Loan  Party is a party or by which it is bound or to which it is subject; and (iv) this First Amendment and all other documents executed or to be executed by such Loan Party in connection  herewith constitute valid and binding obligations  of such Borrower in every respect,  enforceable in accordance  with their respective terms.

     11. Each Loan Party  represents  and warrants  that (i) no Event of Default exists under the Credit Agreement or the Other Documents,  nor will any occur as a  result  of  the  execution  and  delivery  of  this  First  Amendment  or the performance or observance of any provision hereof,  (ii) the Schedules  attached to and made a part of the Credit Agreement,  as amended by this First Amendment, if  applicable,  are true and  correct  as of the date  hereof  and there are no modifications  or  supplements  thereto and (iii) it presently  has no claims or actions of any kind at Law or in equity  against the Lender arising out of or in any way relating to the Credit Agreement or the Other Documents.

     12.  Each  reference  to the  Credit  Agreement  that is made in the Credit
Agreement  or any  other  document  executed  or to be  executed  in  connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

     13. The  agreements  contained in this First  Amendment  are limited to the specific agreements contained herein. Except as amended hereby, all of the terms and  conditions of the Credit  Agreement  shall remain in full force and effect.
This First Amendment amends the Credit Agreement and is not a novation thereof.

     14. This First Amendment may be executed in any number of counterparts  and by the different parties hereto on separate  counterparts each of which, when so executed,  shall  be  deemed  an  original,  but  all  such  counterparts  shall constitute but one and the same instrument.

     15. This First  Amendment  shall be governed by, and shall be construed and enforced  in  accordance  with,  the Laws of the  Commonwealth  of  Pennsylvania without  regard to the  principles  of the  conflicts of law thereof.  Each Loan
Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny  County,  Pennsylvania and the United States District Court for the
Western  District of  Pennsylvania  with  respect to any suit  arising out of or mentioning this First Amendment.

                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF,  the parties hereto,  by their officers  thereunto duly authorized,  have  executed  this  Agreement  as of the day and year first above written to be effective on the Effective Date.

                                  BORROWERS:

                                  Blonder Tongue Laboratories, Inc.

                                  By: /s/ James A. Luksch
                                  Name: James A. Luksch
                                  Title: CEO

                                  BDR Broadband, LLC

                                  By: /s/ Robert J. Pallé
                                  Name:Robert J. Pallé
                                  Title: Managing Member

                                  GUARANTOR:

                                  Blonder Tongue Investment Company

                                  By:  /s/James A. Luksch
                                  Name: James A. Luksch
                                  Title: CEO and President

                                  LENDER:

                                  National City Business Credit, Inc., as Lender

                                  By: /s/ Michael Fine
                                  Name: Michael Fine
                                  Title: Director

                                  ISSUER:

                                  National City Bank, a national banking
                                  association, as Issuer

                                  By: /s/ Joseph Kwasny
                                  Name: Joseph Kwasny
                                  Title: Senior Vice President